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EXHIBIT 10.52

FLOWSERVE CORPORATION SENIOR MANAGER RETIREMENT PLAN

Amended and Restated as of July 1, 1999

        The Flowserve Corporation Senior Manager Retirement Plan (formerly the Flowserve Corporation Benefit Equalization Pension Plan) as amended and restated as of July 1, 1999 ("Plan") is set forth below. The Plan is sponsored by Flowserve Corporation for certain selected executive and management employees and is exempt from the participation, vesting, funding and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

ARTICLE I—PURPOSE

        1.1    Purpose of the Plan.    The primary purpose of the Company in establishing this Plan is to make up the benefits lost by Eligible Senior Managers under the Qualified Plan as a result of the maximum individual benefit limitations and restrictions imposed upon includable compensation in qualified plans under ERISA and the Internal Revenue Code.

ARTICLE II—DEFINITIONS

        2.1    Definitions.    Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

  (a)
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  (b)
  "Change in Control" shall mean any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), excluding any transaction described in Section 2.1(b) that is specifically determined thereunder not to constitute a Change in Control. Without limitation, such a Change in Control shall be deemed to have occurred upon the occurrence of any of the following:

  (i)
  Any "Person" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or its Affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of either: (a) the then outstanding common shares of the Company (the "Outstanding Shares") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a) or (b) of Section 2.1(b)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 20% or more of the Outstanding Shares or Voting Securities as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, including any affiliates defined in clauses (i)(b)(2) or (i)(b)(3) of this Section 2.1(b), which, by reducing the number of Outstanding Shares or Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Shares or Voting Securities by the

      Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Shares or Voting Securities which increases the percentage of the Outstanding Shares or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

    (ii)
    Individuals who constitute the Board (the "Incumbent Board") cease for any reason except for the death, disability, or ineligibility of the director to seek re-election to the Board as a result of term or age limitations, to constitute at least two-thirds (2/3) of the Board within any consecutive twenty-four month (24) period; provided, however, that any individual becoming a director subsequent to the date of the beginning of such twenty-four (24) month period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the elected directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

    (iii)
    The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Shares and Voting Securities, as the case may be, or (b) (1) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation, (2) elected members of the Board of Directors of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the board of directors of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation and (3) the positions of Chairman of the board of directors, the Chief Executive Officer and the President of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

    (iv)
    The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Shares and Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of the Company or a subsidiary thereof or any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding Shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then Outstanding Voting Securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least two-thirds (2/3) of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

      Notwithstanding anything to the contrary in this Section 2.1(b) and without limitation, the Incumbent Board may, in its sole discretion, determine that a Change in Control has occurred under circumstances other than those contemplated by this Section 2.1(b). In such circumstances, a Change in Control will be deemed to have occurred through a vote by two-thirds (2/3) of the Incumbent Board to approve a motion declaring such a Change in Control has occurred.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors of the Company.

  (d)
  "Company" means Flowserve Corporation and any subsidiary participating in the Qualified Plan

  (e)
  "Effective Date" means July 1, 1999.

  (f)
  "Eligible Senior Manager" means any person who is (A) a participant in the Qualified Plan; (B) an officer or manager in a position in the Company or a Subsidiary at a salary grade of 15 or above; and (C) designated by the Committee to participate in the Plan.

  (g)
  "Predecessor Plan" means either the Flowserve Corporation Benefit Equalization Pension Plan (Flowserve Equalization Plan) or the BW/IP International Supplemental Executive Retirement Plan (BW/IP SERP).

  (h)
  "Qualified Plan" means the Flowserve Corporation Pension Plan, as amended from time to time, or any successor to this Plan, and any other qualified pension plan that may be designated by the Committee.

        Any other term used in this Plan which is defined in the Qualified Plan shall have the meaning set forth therein.

ARTICLE III—PARTICIPATION

        3.1.    Participation.    An employee shall become a participant as of the first day of the calendar month coincident with or next following the date he first becomes an Eligible Senior Manager. Once eligible for participation in the Plan, an Eligible Senior Manager shall be entitled to accrue benefits for the remainder of the Plan Year, provided that he remains a member of the select group of management employees for whom this Plan is designed.

ARTICLE IV—BENEFITS FOR ELIGIBLE SENIOR MANAGER

        4.1    Eligibility.    An Eligible Senior Manager or the beneficiary of an Eligible Senior Manager who is paid a benefit under the Qualified Plan commencing after the Effective Date shall be eligible to receive benefits under this Plan; provided, however, the Company may in its discretion restrict on a prospective basis the classification of persons who are eligible to receive benefits under this Plan.

        4.2    Amount of Benefits.    The amount of benefits payable under the Plan to an Eligible Senior Manager who is eligible for benefits under the Qualified Plan shall be the amount computed under Section 4.2(a) minus the amount computed under Section 4.2(b).

  (a)
  The amount of benefits that would be payable under the Qualified Plan to such Eligible Senior Manager or Beneficiary without regard to any restrictions ("Restrictions") imposed by ERISA and the Internal Revenue Code upon (i) the maximum amount of benefits which may be paid out of a qualified plan, (ii) the compensation which may be recognized by a qualified plan or (iii) any other provision of a qualified plan which the Committee deems, in its discretion, to reduce the benefits otherwise payable from the Qualified Plan;

  (b)
  The amount of benefits actually payable under the applicable Qualified Plan to such Eligible Senior Manager or beneficiary.

        4.3    Transitional Benefit.    Each Eligible Senior Manager of the Company who either (i) was participating in the Qualified Plan and a Predecessor Plan on June 30, 1999, or (ii) was participating in the Qualified Plan on June 30, 1999 and was a Senior Executive Officer of the Company on June 30, 1999, but was not participating in a Predecessor Plan, shall have an opening accrued benefit as of July 1, 1999, equal to the excess of an opening accrued benefit (determined in the same manner as under the Qualified Plan but without regard to Restrictions) over the opening Cash Balance Account determined under the Qualified Plan. The Opening Cash Balance Transition Credit under the Qualified Plan shall apply to benefits determined under this Plan. Notwithstanding the above, no opening account balance or transition credit shall be established for an Eligible Senior Manager who was (i) participating in the BW/IP SERP on June 30, 1999 (other than as a Senior Executive Officer) and who elected to continue participation in the Plan under provisions as outlined in the BW/IP SERP before this restatement or (ii) participating in the Flowserve Equalization Plan on June 30, 1999 (other than as a Senior Executive Officer) and who continued participation in the Plan under provisions as outlined in the Flowserve Equalization Plan before this restatement.

        4.4    Commencement and Form.    Subject to the provisions of this Article IV and Committee approval, an Eligible Senior Manager may elect to commence benefits in any month following the month in which his employment terminates. Any election by the participant to change the above described method of payment, or any change in any such election, may be made only with the consent of the Committee or with the consent of an individual or committee designated by the Committee to review and rule upon requests for such consent.

        To the extent an Eligible Senior Manager elected to continue participation under the provisions of the BW/IP SERP and the form of payment available under the Qualified Plan is not available under the terms of the BW/IP SERP, the benefit payable from this Plan can be paid in any form available under the BW/IP SERP. However, the benefit from this Plan will be calculated as if that form of payment was elected under the Qualified Plan.

        Notwithstanding the above, the Committee (or its delegate), in its sole discretion, may determine that benefits will be paid to an Eligible Senior Manager or a beneficiary in a form other than as selected by the Eligible Senior Manager on his election form. A change in the form of payment will be effective only if the Committee (or its delegate) notified the Eligible Senior Manager or beneficiary of its action before it is effective. No change in the form of benefit payment may be made under this provision on or after a Change in Control of the Company, unless the Eligible Senior Manager or beneficiary consents.

        The total benefit payable under this Plan shall be offset by the cash value of any life insurance due to the Eligible Senior Manager under the Agreement for Secured Benefit Plan and Collateral Assignment.

        4.5    Change in Control.    Notwithstanding the requirements for vesting under the Qualified Plan, in the event of a Change in Control, the Eligible Senior Manager shall immediately be fully vested in his benefit under the Plan.

ARTICLE V—ADMINISTRATION

        5.1    Administration.    The Committee shall be responsible for the general administration of the Plan and the carrying out of the provisions thereof, and shall have all rights and powers required in connection therewith, including the right to establish rules for the administration of the Plan and the methods to be used in calculating benefits. Prior to a "Change of Control" as defined in Section 2.1(b), the Committee's decisions regarding the Plan's administration shall be final, nonappealable and binding in the absence of bad faith or gross negligence on the part of the Committee.

        5.2    Application for Benefits.    The Committee shall determine an Eligible Senior Manager or beneficiary's eligibility for benefits. Each Eligible Senior Manager or beneficiary claiming a benefit under the Plan shall complete an application form and file it with the Committee or an administrator designated by the Committee. The Committee shall take action on all applications for benefits within ninety (90) days of receipt. If an application is approved, the Committee shall determine, or cause to be determined, the applicant's benefits under the Plan.

        5.3    Claims Procedure.    If an application for benefits is denied or benefits are forfeited, in whole or in part, the following claims procedure shall be applicable:

  (a)
  The Committee will provide the claimant with a written notice of denial, setting forth (i) an explanation as to why the claim was denied or benefit forfeited, (ii) the provisions of the Plan upon which the denial or forfeiture was based, and (iii) an explanation of the Plan's claims procedure. If the Committee does not deny a claim on its merits, but rejects the application for failure to furnish certain necessary material or information, the written notice to the claimant will explain what additional material is needed and why, and advise the claimant that he may refile a proper application.

  (b)
  Within sixty (60) days after the receipt of the Committee's notice of denial or forfeiture, the claimant may file a written notice of appeal of the denial or forfeiture of benefits with the Committee. In addition, within such appeal period, the claimant may review pertinent documents at such reasonable times and places as the Committee may specify and may submit any additional written material pertinent to the appeal not set forth in the Committee, and the claimant shall be entitled to appear before the Committee to present his claim.

  (c)
  The Committee will make a written decision on the appeal not later than sixty (60) days after its receipt of the notice of appeal, unless special circumstances require an extension of time, in which case a decision will be given as soon as possible, but not later than one hundred-twenty (120) days after receipt of the notice of appeal. The decision on the appeal will be in writing and shall include specific reasons for the decision, making specific reference to the provisions of the Plan upon which the decision was based.

        In the event the Committee fails to take any action on the claimant's initial application for benefits within ninety (90) day after receipt, the application will be deemed denied, and the applicant's appeal rights under this Section 5.3 will be in effect as of the end of such period.

ARTICLE VI—FINANCING

        6.1    Financing of Benefits.    No Eligible Senior Manager shall be required or permitted to make any contribution under the Plan.

        For executives actually receiving payment of benefits under the Plan prior to July 1, 1999, amounts shall be payable by the Company, when due, out of the trust created under the "First Master Benefit Trust Agreement" between the Company and Bank One, Dayton, as Trustee, or any successor agreement. After June 30, 1999, the Company may provide security for payment of benefits using executive-owned life insurance (premiums paid by the Company) or any other method approved by the Committee for this purpose. As an alternative to and notwithstanding the above, the Company may elect to directly pay such benefits to an Eligible Senior Manager, subject to the approval of the Committee. For an Eligible Senior Manager terminating employment as a result of a Change in Control, vested benefits shall be funded in such manner as shall be determined by the Committee.

ARTICLE VII—GENERAL PROVISIONS

        7.1    Non-Alienation of Benefits.    No benefit which shall be payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge by an Eligible Senior Manager, beneficiary or survivor or anyone claiming under any of them. If an Eligible Senior Manager, beneficiary or survivor or anyone claiming under any of them shall attempt to or shall subject in any manner any benefit which shall be payable under this Plan to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge, his interest in any such benefit shall terminate and the Committee shall hold or apply it to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee may decide. In addition, all benefits under this Plan shall be computed without giving effect to any "Qualified Domestic Relations Order", as such term is defined under ERISA.

        7.2    Incompetency.    Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, then any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

        In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provision of this Section 7.2 shall be a complete discharge of liability therefore under the Plan.

        7.3    Employment Rights.    The establishment of the Plan shall not be construed as conferring any legal rights upon any Eligible Senior Manager or any other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person or to treat him without regard to the effect which such treatment might have upon him as a person covered by this Plan.

        7.4    Notices.    Any notice required or permitted to be given hereunder to an Eligible Senior Manager or spouse will be properly given if delivered or mailed, postage prepaid, to the Eligible Senior Manager or beneficiary at the last post office address as shown on the Company's records. Any notice to the Company shall be properly given or filed if delivered or mailed, postage prepaid, to the Corporate Secretary of the Company at its principal place of business.

        7.5    Waiver of Notice.    Any notice required hereunder may be waived by the person entitled thereto.

        7.6    Action by Company.    Any action required or permitted to be taken hereunder by the Company shall be taken by the Committee, or by any person or persons or committee otherwise authorized by its Board of Directors.

        7.7    Uniform Rules.    In administrating the Plan, the Committee will apply uniform rules to all Eligible Senior Managers similarly situated.

        7.8    Notice of Address.    Any payment to an Eligible Senior Manager, or in case of his death to his beneficiary or survivor, at the last known post office address of the distributee on file with the Company, shall constitute a complete acquittance and discharge to the Company with respect thereto unless the Company shall have received prior written notice of any change in the condition, status or location of the distributee. The Company shall have no duty or obligation to search for or ascertain the whereabouts of any Eligible Senior Manager or his spouse.

        7.9    Record.    The records of the Company with respect to the Plan shall be conclusive on all Eligible Senior Managers, beneficiaries and survivors, and all other persons whomsoever.

        7.10    No Individual Liability.    It is declared to be the express purpose and intention of the Plan that no liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company, or any representatives appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

        7.11    Illegality of Particular Provision.    If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

ARTICLE VIII—AMENDMENT AND TERMINATION

        8.1    Amendment and Termination.    The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend or terminate the Plan at any time by action of its Board of Directors.

        8.2    Contingencies Affecting the Company.    In the event of a merger or consolidation of the Company, or the transfer of substantially all of the assets of the Company to another corporation, such successor corporation shall be substituted for the Company under the terms and provisions of the Plan.

        8.3    Protected Benefits.    If the Plan is amended or terminated, the full benefits payable to each retired Eligible Senior Manager, beneficiary or survivor shall not be reduced. An Eligible Senior Manager who is in active service at the time of Plan amendment or termination shall be entitled to no less than the benefits he has accrued under the Plan to the date of such amendment or termination. The time and manner of payment of benefits subsequent to such date shall remain subject to the terms and conditions of the Plan, as they may have been amended, except that any Eligible Senior Manager, beneficiary or survivor covered by or receiving benefits from the Plan as of such date may elect to have the provisions in effect prior to their amendment apply to him. Subject to the foregoing provision, the Eligible Senior Manager shall have a contractual right to all benefits applicable to him under the Plan. In the event that an Eligible Senior Manager brings a legal action after a "Change of Control" as defined in Section 2.1(b) to enforce any of his rights hereunder, the Company shall reimburse the Eligible Senior Manager for his legal fees and expenses in bringing such action unless it is judicially determined that such action was frivolous or brought in bad faith.

ARTICLE IX—APPLICABLE LAW

        9.1    Applicable Law.    The Plan shall be governed by and construed according to the law of the State of Texas.

        IN WITNESS WHEREOF, Flowserve Corporation has caused this instrument to be executed by its duly authorized officer, this 10th day of January, 2003.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff Ronald F. Shuff Vice President, Secretary and General Counsel

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  EXHIBIT 10.52
FLOWSERVE CORPORATION SENIOR MANAGER RETIREMENT PLAN
ARTICLE I—PURPOSE
ARTICLE II—DEFINITIONS
ARTICLE III—PARTICIPATION
ARTICLE IV—BENEFITS FOR ELIGIBLE SENIOR MANAGER
ARTICLE V—ADMINISTRATION
ARTICLE VI—FINANCING
ARTICLE VII—GENERAL PROVISIONS
ARTICLE VIII—AMENDMENT AND TERMINATION
ARTICLE IX—APPLICABLE LAW